EXHIBIT 3.3

                            ARTICLES OF INCORPORATION
                                       OF
                               MED-X SYSTEMS, INC.

     The undersigned natural person acting as sole incorporator for the purpose of association to establish and form a Nevada corporation under and pursuant to Chapter 78, Nevada Revised Statutes (the "NRS"), for the transaction of business and objects of purpose, herewith adopts these Articles of Incorporation, as hereinafter provided, and hereby declares and certifies the following:

                                    ARTICLE I
                                      NAME

     The  name  of  the  Company  is  MED-X  SYSTEMS,  INC.

                                   ARTICLE II
                                    BUSINESS

     The purpose and nature of the business, objectives, or purposes to be transacted, promoted, or carried on by the Company shall be as follows:

     1.     To  engage  in  any  lawful  activity.

     2. To do all and everything necessary, suitable, and proper to accomplish the foregoing, and to engage in any and every activity and business enterprise which the Company's board of directors (the "Board of Directors") may, from time to time, deem reasonably necessary, providing the same shall not be inconsistent with the NRS.

                                   ARTICLE III
                                  CAPITAL STOCK

     1.     Authorized  Stock.  The  total  number  of shares of stock which the
            -----------------
Company shall have authority to issue is 250,000,000, consisting of 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 50,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     2.     Preferred  Stock.  The  Preferred  Stock  may be issued from time to
            ----------------
time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the NRS (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a) The designation of the series, which may be by distinguishing number, letter or title.

          (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

          (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (d)     The  dates  at  which  dividends,  if  any,  shall be payable.

          (e) The redemption rights and price or prices, if any, for shares of the series.

          (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.


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          (h)     Whether  the  shares  of  the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i) Restrictions on the issuance of shares of the same series or of any other class or series.

          (j) The voting rights, if any, of the holders of shares of the series.

          (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

     3.     Common  Stock.  The  Common  Stock  shall  be subject to the express
            -------------
terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     4.     Voting  Rights.  Except  as  may  be  provided  in these Articles of
            --------------
Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

     5.     Denial  of  Preemptive Rights.  No stockholder of the Company shall,
            -----------------------------
by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

                                   ARTICLE IV
                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Company will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                    ARTICLE V
                            INITIAL REGISTERED OFFICE

     The address of the initial registered office of the Company in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511. The name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                   ARTICLE VI
                              ELECTION OF DIRECTORS

     1.     Number.  The  number  of directors constituting the initial Board of
            ------
Directors of the Company is one. The name and address of the person who is to serve as the initial director until the first annual meeting of the stockholders, or until his successor(s) have been elected and qualified is:

                   Name                         Address
                   ----                         -------
               Louis G. Mehr               1907 Tarpley Court
                                         Katy, Texas 77493-2622


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     The  business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

     2.     Classes  of Directors.  The Board of Directors shall be divided into
            ---------------------
three classes, Class A, Class B, and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 2002 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 2002 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 2002 fiscal year. Notwithstanding anything herein contained to the contrary, the person named in subparagraph 1 of this Article VI shall be a Class C director. Moreover, except as otherwise provided in these Articles of Incorporation or any Preferred Stock Designation, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any Preferred Stock Designation, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     3.     Vacancies.  Except  as  otherwise provided for herein, newly created
            ---------
directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     4.     Removal of Directors.  Except as otherwise provided in any Preferred
            --------------------
Stock Designation, any director may be removed from office only by the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                   ARTICLE VII

     The name and mailing address of the incorporator is as follows:
                    Name                           Address
                    ----                           -------
             M. Stephen Roberts        One Riverway, Suite 1700 Houston,
                                                 Texas 77056


                                  ARTICLE VIII
                            MEETINGS OF STOCKHOLDERS

     Meetings of stockholders of the Company (the "Stockholder Meetings") may be held within or without the State of Nevada, as the Bylaws of the Company (the "Bylaws") may provide. Special Stockholder Meetings may be called only by (a) the President, (b) the holders of at least 10 percent of all of the shares entitled to vote at the proposed special meeting, or (c) the Board of Directors pursuant to a duly adopted resolution. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.


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                                   ARTICLE IX
                               STOCKHOLDER CONSENT

     No action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors.

                                    ARTICLE X
                             LIMITATION OF LIABILITY

     Except as otherwise provided in the NRS, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Section 78.300 of the NRS.

     If the NRS is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the NRS, as so amended, or a similar successor provision. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                   ARTICLE XI
                                 INDEMNIFICATION

     1.     Discretionary  Indemnification.
            -------------  ---------------

          (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (b) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.


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     2.     Determination  of  Discretionary Indemnification.  Any discretionary
            ------------------------------------------------
indemnification pursuant to Section 1 of this Article XI, unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)     By  the  stockholders;

          (b) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

     3.     Mandatory  Indemnification.  To the extent that a director, officer,
            --------------------------
employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this
Article XI, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

     4.     Non-Exclusivity.  The  indemnification  and  advancement of expenses
            ---------------
authorized  in  or  ordered  by  a  court  pursuant  to  this  Article  XI:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to
Section 1 of this Article XI, or for the advancement of expenses made pursuant to Section 2 of this Article XI may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

     5.     Insurance.  The  Company may purchase and maintain insurance or make
            ---------
other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.


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                                   ARTICLE XII
                        AMENDMENT OF CORPORATE DOCUMENTS

     1.     Articles  of  Incorporation.  Whenever  any  vote  of the holders of
            ---------------------------
voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, then in addition to any affirmative vote required by applicable law, such alteration, amendment, repeal or rescission (a "Change") of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change:
(a) relates to Articles III, VIII, IX, X or to this Article XII, such Change must also be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class; or
(b) would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares of the capital stock of the Company, such Change must, in addition to the vote otherwise required, be approved by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the class or series of shares adversely affected by such Change, regardless of any limitations or restrictions on the voting power thereof.

          Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

     2.     Bylaws.  In  addition  to  any affirmative vote required by law, any
            ------
Change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

                                  ARTICLE XIII
                                    EXISTENCE

     The Company is to have perpetual existence.



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     IN  WITNESS  HEREOF,  the  undersigned,  being  the  sole  and  original incorporator for the purpose of forming a corporation to do business within and without the State of Nevada, and in pursuance of the NRS, does make and file these Articles of Incorporation, hereby declaring and certifying that the facts heretofore stated are true, and accordingly I hereunto set my hand this 1st day of May, 2002.



                                   /S/ M. STEPHEN ROBERTS

                               M. STEPHEN ROBERTS, Incorporator




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